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                                                                    Exhibit 23.6

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 3, 1999, accompanying the consolidated financial statements of Georgia Bancshares, Inc. and subsidiary for the years ended December 31, 1998 and 1997, included in the Form 10-K for First Sterling Banks, Inc. for the year ended December 31, 1999. We hereby consent to the incorporation by reference of said report in the Registration Statement and Prospectus of First Sterling Banks, Inc. on Form S-4, and the use of our name under the caption "Experts".


                                                  /s/ PORTER KEADLE MOORE LLP

Atlanta, Georgia
March 31, 2000